                                                                    EXHIBIT 10.6


                                    Form of
                              EMPLOYMENT AGREEMENT
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     This Employment Agreement ("Agreement") is made and entered into this ___ day of February 1997 between LHS Group Inc. (hereinafter referred to as "Employer") and Hartmut Lademacher (hereinafter referred to as "Employee").

                              W I T N E S S E T H:

     In consideration of the mutual covenants and agreements contained herein, the parties hereby agree as follows:

     1.  EMPLOYMENT -- Employer agrees to employ Employee in the position of
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President and Chief Executive Officer. Employee accepts employment with Employer upon the terms and conditions set forth in this Agreement. During the term of this Agreement, Employee agrees to be a full-time employee of Employer and devote his full and exclusive time, energy and skill to the business and affairs of his employment with Employer.

     2.  TERM OF EMPLOYMENT -- This Agreement commences on the 1st day of
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January 1997, and shall continue for a fixed period of three (3) years until the 31st day of December 1999. Thereafter, the Agreement may be terminated by either party upon 90 days written notice to the other party or automatically upon the disability or death of Employee. It is expressly understood and agreed, however, that the covenants set forth in Paragraphs 5, 6, 7 and 8 shall survive the termination of this Agreement.

     3.  COMPENSATION -- Employer agrees to pay Employee a salary of Five
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Hundred Forty Thousand Dollars ($540,000) per year. Employee's salary shall be paid in twelve equal monthly payments at the end of each month. At the end of 1997, and at the end of each year thereafter, Employer, through its Board of Directors or a duly authorized committee thereof, agrees to review Employee's performance and adjust Employee's salary based on its assessment of his performance.

     4.  EMPLOYEE BENEFITS -- Except as otherwise provided in this Agreement,
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Employee shall be entitled to participate in all employee welfare and benefit programs, if any, maintained by Employer to the same extent and under the same conditions as other employees of Employer. Employer will provide Employee with an automobile. Employer will also fund Employee's existing pension plan with _______ and will pay 100% of the premiums for a disability insurance policy.

     5.  NON-DISCLOSURE OF CONFIDENTIAL INFORMATION
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         (a) Definitions --The following definitions shall apply to this
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Agreement:

             (ii) "Trade Secrets" means all secret, proprietary or confidential information regarding Employer or its business, including any and all information not generally known to, or ascertainable by, persons not employed by Employer, the disclosure or knowledge of which would permit those persons to derive actual or potential economic value therefrom or to cause economic or financial harm to Employer. Such information shall include, but not be limited to, financial information, strategic plans and forecasts, marketing plans and forecasts, customer lists, mailing lists, computer software (including without limitation, source code, object code and manuals), customer billing or order information, technical information regarding Employer's products or services, prices offered to or paid by customers, purchase and supply information, current and future development and expansion or contraction plans of Employer, sales and marketing plans and techniques, information concerning personnel assignments and operations of Employer and matters concerning the financial affairs, future plans and management of Employer. "Trade Secrets" shall not include information that has become generally available to the public by the act of one who has the right to disclose such information without violating a legal right of Employer.

             (ii) "Confidential Information" means information, other than Trade Secrets, which relates to Employer, Employer's activities, Employer's business or Employer's suppliers or customers that is not generally known by persons not employed by Employer and which is or has been disclosed to Employee or of which Employee became aware as a consequence of or through his relationship with Employer. "Confidential Information" shall not include information that has become generally available to the public by the act of one who has the right to disclose such information without violating any legal right of Employer.

             (iii) "Document" means originals or copies of handbooks, manuals, files, memoranda, correspondence, notes, photographs, slides, overheads, audio or visual tapes, cassettes, or disks, and records maintained on computer or other electronic media.

         (b) Covenant Regarding Non-Disclosure of Trade Secrets or Confidential
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Information -- Employee covenants and agrees that:  (i) during his employment
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with Employer he will not use or disclose any Trade Secrets or Confidential Information of Employer other than as necessary in connection with the performance of his duties as an employee of Employer; and (ii) for a period of two (2) years immediately following the termination of his employment with Employer, Employee shall not, directly or indirectly, transmit or disclose any Trade Secret or Confidential Information of Employer to any person and shall not make use of any such Trade Secret or Confidential Information, directly or indirectly, for himself or others, without the prior written consent of Employer, except for a disclosure that is required by any law or order, in which case Employee shall provide Employer prior written notice of such requirement and an opportunity to contest such disclosure. However, to the extent that such information is a "trade secret" as that term is defined under a state or federal law, this Paragraph 5(b) is not intended to, and does not, limit Employer's rights or remedies thereunder and the time period for prohibition on disclosure for use of such information is until such information becomes generally known to the public through the act of one who has the right to disclose such information without violating a legal right of Employer.

         (c) Return of Information -- Employee agrees that he shall return all
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Trade Secrets, Confidential Information or other property of Employer immediately upon the termination of his employment with Employer, including all handbooks, training materials, reports, policy statements, research, programs, customer lists, mailing lists and other documents provided by Employer or acquired by Employee as a result of his employment with Employer, and all copies thereof.

     6.  INVENTIONS AND OTHER DEVELOPMENTS -- All inventions, formulas,
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techniques, processes, concepts, systems and programs, mailing lists and customer lists and compilations, whether or not patented or patentable, made or conceived, individually or in conjunction with others, by Employee during the term of his employment with Employer that relate to activities or proposed activities of Employer or that result from work performed by Employee for Employer are the sole and exclusive property of Employer. Employee further agrees that, upon request by Employer, he will assign title to any such inventions, formulas, techniques, processes, concepts, systems and programs, and lists and compilations to Employer and will sign any and all documents necessary to effect such assignment.

     7.  NON-SOLICITATION OF CUSTOMERS COVENANT -- To protect the Trade Secrets,
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Confidential Information and goodwill of Employer, Employee agrees that, during his employment and for a period of one (1) year immediately following the termination of his employment with Employer, he will not, without the prior written permission of Employer, directly or indirectly, for himself or on behalf of any other person, partnership, firm or corporation, solicit, divert away, take away or attempt to solicit or take away any Customer, or Potential Customer, of Employer for purposes of providing or selling products or services that are competitive with those provided by Employer, if Employer is then still engaged in the provision or sale of that type of good or service. For purposes of this covenant, "Customer" means any individual or entity to whom Employer has provided goods or services and with whom Employee had, alone or in conjunction with others, Material Contact during the one (1) year prior to the termination of Employee's employment and "Potential Customer" means any individual or entity to whom Employer has actively sought to sell products or services within the one
(1) year immediately prior to the termination of Employee's employment and with whom Employee had Material Contact on Employer's behalf during that same time period. For purposes of this covenant, Employee had "Material Contact" with a customer if (i) Employee had business dealings with the customer on Employer's behalf; (ii) Employee was responsible for supervising or coordinating the dealings between the customer and Employer; or (iii) Employee obtained Trade Secrets or Confidential Information (such terms having the same meanings as defined in Paragraph 6 above, but in each case relating to the Customer or Potential Customer) about the customer as a result of Employee's association with Employer.

     8.  NON-RECRUITMENT OF EMPLOYEES COVENANT -- Employee agrees that he will
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not, for so long as he is employed by Employer, and for a period of one (1) year immediately following the termination of his employment, solicit or induce, or attempt to solicit or induce, any employee of the Employer to terminate his or her relationship with Employer or to enter into an employment relationship with Employee or with any other person or entity other than Employer.

     9.  MISCELLANEOUS
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         (a) Severability -- The invalidity or unenforceability of any
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particular provision of this Agreement shall not affect the other provisions of this Agreement and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted ab initio.

         (b) Governing Law -- This Agreement shall be governed by and construed
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in accordance with the laws of the State of Georgia.


         (c) Entire Agreement and Amendment -- This Agreement constitutes the
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entire understanding between the parties with respect to the employment of Employee by Employer and shall supersede any prior agreements and understandings between Employee and Employer with respect to such subject matter, provided, however, that this Agreement shall not be deemed to supersede the compensation and payment terms of the employment agreement dated September 10, 1990 between Employee and Employer's wholly-owned subsidiary LH Specifications GmbH, nor to supersede or affect any other agreement, arrangement, commitment or understanding by and between Employer and Employee not establishing or governing the employment relationship between them. This Agreement may not be modified or amended except in writing signed by all of the parties hereto.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Employer:                                   Employee:
LHS GROUP INC.                              HARTMUT LADEMACHER


By:                                         By:
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                                               Hartmut Lademacher